Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of ReachLocal, Inc.

Dated: February 9, 2011

RHO VENTURES V, L.P. BY: RMV V, L.L.C. ITS: GENERAL PARTNER

/s/ Jeffrey I. Martin Jeffrey I. Martin Authorized Signer

RHO VENTURES V AFFILIATES, L.L.C. By: RMV V, L.L.C. ITS: MANAGING MEMBER

/s/ Jeffrey I. Martin
Jeffrey I. Martin Authorized Signer

RMV V, L.L.C. BY: RHO CAPITAL PARTNERS LLC ITS: MANAGING MEMBER

/s/ Jeffrey I. Martin Jeffrey I. Martin Authorized Signer

RHO CAPITAL PARTNERS LLC

/s/ Jeffrey I. Martin Jeffrey I. Martin Authorized Signer

/s/ Jeffrey I. Martin Jeffrey I. Martin, Authorized Signer for Joshua Ruch

/s/ Jeffrey I. Martin Jeffrey I. Martin, Authorized Signer for Habib Kairouz

/s/ Jeffrey I. Martin Jeffrey I. Martin, Authorized Signer for Mark Leschly